Exhibit 99.1

PRESS RELEASE

MACKINAC FINANCIAL CORPORATION DECLARES $.04 CASH DIVIDEND ON COMMON STOCK

For Release:	August 28, 2013
Nasdaq:	MFNC
Contact:	Ernie R. Krueger, (906) 341-7158 /ekrueger@bankmbank.com
Website:	www.bankmbank.com

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced that on August 27, 2013, its Board of Directors declared a cash dividend of $.04 per common share, payable October 14, 2013 to shareholders of record October 2, 2013. The dividend is unchanged from the prior quarter’s dividend.

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $550 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.